FORM 8-K
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 8, 2006
KAISER ALUMINUM & CHEMICAL
CORPORATION
(Exact name of Registrant as Specified in its Charter)

Delaware	1-3605	94-0928288
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

27422 Portola Parkway, Suite 350
Foothill Ranch, California		92610-2831
(Address of Principal Executive Offices)		(Zip Code)
(949) 614-1740
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On May 9, 2006 Kaiser Aluminum & Chemical Corporation (“KACC”) and its parent, Kaiser Aluminum Corporation (the “Company”) announced the appointment of Joseph P. Bellino as Executive Vice President and Chief Financial Officer effective May 15, 2006. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
KACC and Mr. Bellino have entered into an employment agreement dated May 8, 2006 (the “Employment Agreement”). A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. Under the terms of the Employment Agreement Mr. Bellino will receive an initial base salary of $350,000, and have an annual short term incentive target equal to 50% of his base salary. The short term incentive is (i) payable in cash, (ii) subject to the Company meeting the applicable underlying performance thresholds and (iii) subject to an annual cap of three times the target. For 2006, Mr. Bellino’s short term incentive award will not be prorated. The Employment Agreement also provides that Mr. Bellino will receive an initial long term incentive grant of 15,000 restricted shares of the Company’s new common stock at emergence and, starting in 2007, annual equity awards (such as restricted stock, stock options and performance shares) with an economic value of $450,000. The terms of all equity grants will be similar to the terms of equity grants made to other senior executives at the time they are made. Mr. Bellino is also entitled to severance and change in control benefits under the terms of the Employment Agreement. In the event Mr. Bellino’s employment is terminated without cause or terminated by Mr. Bellino with good reason, Mr. Bellino will be entitled to receive a lump sum payment of two times his base salary plus the continuation of benefits for two years. In the event Mr. Bellino’s employment is terminated without cause or terminated by Mr. Bellino with good reason within two years following a change in control, Mr. Bellino will be entitled to receive a lump sum payment of three times the sum of his base salary and short term incentive target, plus the continuation of benefits for three years. In addition, Mr. Bellino’s equity awards outstanding at that time will immediately vest. Mr. Bellino will also participate in the various retirement and benefit plans for salaried employees and be reimbursed for the cost of relocation and certain temporary living expenses.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
The information set forth in Item 1.01 above is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

(c)	Exhibits
*	10.1 Employment Agreement, dated May 8, 2006
*	99.1 Press Release dated May 8, 2006

*	Included with this filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM & CHEMICAL CORPORATION (Registrant)
	By:	/s/ Daniel D. Maddox
Dated: May 9, 2006		Daniel D. Maddox
Vice President and Controller

EXHIBIT INDEX

Exhibit 10.1	Employment Agreement dated May 8, 2006 *

Exhibit 99.1	Press Release dated May 8, 2006 *

*	Included with this filing.